Exhibit 99.1

PRESS RELEASE

Total System Services, Inc.
One TSYS Way	+1.706.649.2307
Post Office Box 2567	+1.706.649.5740
Columbus GA 31902-2567	www.tsys.com
For immediate release:
Contact:
Shawn Roberts
TSYS Investor Relations
+1.706.644.6081
shawnroberts@tsys.com
TSYS Reports First Quarter 2011 Results
Columbus, Ga., April 26, 2011 — TSYS (NYSE: TSS) today reported results for the first quarter 2011 with total revenues of $429.4 million, an increase of 3.9% over 2010. Excluding termination fees in 2010, total revenues increased 10.0%. Basic EPS from continuing operations was $0.25. Excluding termination fees in 2010, basic EPS from continuing operations increased 35.1%.
“The economic momentum generated during the last two quarters continues to move us forward, and has reinforced our enthusiasm for 2011. Our same-client cardholder transaction volumes increased 9.6%, marking the sixth consecutive quarter of growth. Organic revenue growth continues to improve with the first quarter at 3.9%. We believe we are in-line to achieve our financial guidance for 2011,” said Philip W. Tomlinson, chairman of the board and chief executive officer of TSYS.
“We continue to enhance shareholder value through our deployment of capital through acquisitions and share repurchases. We completed the purchase of the remaining 49% interest in TSYS Merchant Solutions in January for a net purchase price of $169.5 million. In addition, we purchased 2 million shares of stock during the quarter under our share repurchase plan, bringing the total purchased over the past three quarters to 5 million shares,” said Tomlinson.
Conference Call
TSYS will host its quarterly conference call at 5:00 p.m. ET on Tuesday, April 26. The conference call can be accessed via simultaneous Internet broadcast at tsys.com by clicking on the link under “Webcasts” on the main homepage. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call. A slide presentation to accompany the call will be available by clicking on the link under “Webcasts” on the main homepage of tsys.com.
Non-GAAP Measures
This press release and the financial highlights section of this release contain the non-GAAP financial measures of revenues and basic EPS excluding revenues from termination fees and the impact of revenues and operating results on a constant currency basis, respectively, to describe TSYS’ performance. Management uses these non-GAAP financial measures to better understand and assess TSYS’ operating results and financial performance. TSYS believes these non-GAAP financial measures provide meaningful additional information about TSYS to assist investors in understanding and evaluating its operating results.
Additional information about non-GAAP financial measures and a reconciliation of those measures to the most directly comparable GAAP measures are included on pages 10 and 11 of this release.
About TSYS
TSYS (NYSE: TSS) is reshaping a new era in digital commerce, connecting consumers, merchants, financial institutions, businesses and governments. Through unmatched customer service and industry insight, TSYS creates a better experience for buyers and sellers, supporting cross-border payments in more than 85 countries. Offering merchant payment-acceptance solutions as well as services in credit, debit, prepaid, mobile, chip, healthcare, installments, money transfer and more, TSYS makes it possible for those in the global marketplace to conduct safe and secure electronic transactions with trust and convenience.
TSYS’ headquarters are located in Columbus, Georgia, with local offices spread across the Americas, EMEA and Asia-Pacific. TSYS provides services to more than half of the top 20 international banks. For more information, please visit us at www.tsys.com.
Forward-Looking Statements
This press release contains statements that are not historical facts and constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS’ belief that it will achieve its financial guidance for 2011, and the assumptions underlying such statements including, with respect to TSYS’ earnings guidance for 2011: (1) the economy will not worsen during 2011; (2) there will be no deconversions of large clients during the year; (3) there will be no significant movement in foreign currency exchange rates related to TSYS’ business during 2011; (4) TSYS will not incur significant expenses associated with the conversion of new large clients or acquisitions, or any significant impairment of goodwill or other intangibles; and (5) there will be no significant movements in LIBOR, and no significant draws on the remaining balance of TSYS’ revolving credit facility. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to: (1) one or more of the assumptions set forth above upon which TSYS’ 2011 earnings guidance is based is inaccurate; (2) adverse developments with respect to entering into contracts with new clients and retaining current clients; (3) continued consolidation and turmoil in the financial services and other industries during 2011, including the merger of TSYS clients with entities that are not TSYS processing clients, the sale of portfolios by TSYS clients to entities that are not TSYS processing clients and the nationalization or seizure by banking regulators of TSYS clients; (4) TSYS is unable to control expenses and increase market share both domestically and internationally; (5) TSYS is unable to manage the impact of slowing economic conditions and consumer spending; (6) the material breach of security of any of TSYS’ systems; (7) the impact of potential and completed acquisitions, including the costs associated therewith and their being more difficult to integrate than anticipated; (8) the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on TSYS and on our clients; (9) changes occur in laws, rules, regulations, credit card association rules or other industry standards affecting TSYS and our clients that may result in costly new compliance burdens on TSYS and our clients and lead to a decrease in the volume and/or number of transactions processed; (10) the costs and effects of litigation, investigations or similar matters or adverse facts and developments relating thereto; (11) adverse developments with respect to the credit card industry in general, including a decline in the use of credit cards as a payment mechanism; and (12) internal growth rates of TSYS’ existing clients are lower than anticipated whether as a result of unemployment rates, card delinquencies and charge-off rates or otherwise. Additional risks and other factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.
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TSYS Announces First Quarter 2011 Earnings

TSYS
Financial Highlights
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
			Percent
	2011	2010	Change
Total revenues	$429,430	413,464	3.9%
Cost of services	301,492	290,538	3.8
Selling, general and administrative expenses	54,910	43,214	27.1

Operating income	73,028	79,712	(8.4)
Nonoperating income (expenses)	(728)	(261)	nm

Income from continuing operations before income taxes, noncontrolling interests and equity in income of equity investments	72,300	79,451	(9.0)
Income taxes	25,158	28,097	(10.5)

Income from continuing operations before noncontrolling interests and equity in income of equity investments	47,142	51,354	(8.2)
Equity in income of equity investments	2,270	893	nm

Income from continuing operations, net of tax	49,412	52,247	(5.4)
Loss from discontinued operations, net of tax	—	(428)	nm

Net income	49,412	51,819	(4.6)
Net income attributable to noncontrolling interests	(622)	(492)	nm

Net income attributable to TSYS common shareholders	$48,790	51,327	(4.9)%

Basic earnings per share:
Income from continuing operations to TSYS common shareholders	$0.25	0.26	(4.0)%

Loss from discontinued operations to TSYS common shareholders	0.00	(0.00)	nm

Net income attributable to TSYS common shareholders	$0.25	0.26	(3.2)%

Diluted earnings per share:
Income from continuing operations to TSYS common shareholders	$0.25	0.26	(4.1)%

Loss from discontinued operations to TSYS common shareholders	0.00	(0.00)	nm

Net income attributable to TSYS common shareholders	$0.25	0.26	(3.3)%

Dividends declared per share	$0.07	0.07

Amounts attributable to TSYS common shareholders:
Income from continuing operations, net of tax	$48,790	51,755	(5.7)%
(Loss) income from discontinued operations, net of tax	—	(428)	nm

Net income	$48,790	51,327	(4.9)%

nm = not meaningful

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TSYS Announces First Quarter 2011 Earnings

TSYS
Earnings Per Share
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Three Months Ended
	March 31, 2011		March 31, 2010
	Common	Participating	Common	Participating
	Stock	Securities	Stock	Securities
Basic Earnings per share:
Net income	$48,790		51,327
Less income allocated to nonvested awards	(191)	191	(264)	264

Net income allocated to common stock for EPS calculation ( a )	$48,599	191	51,063	264

Average common shares outstanding ( b )	192,851	765	196,160	1,016

Average common shares and participating securities	193,616		197,176

Basic Earnings per share ( a )/( b )	$0.25	0.25	0.26	0.26

Diluted Earnings per share:
Net income	$48,790		51,327
Less income allocated to nonvested awards	(191)	191	(263)	263

Net income allocated to common stock for EPS calculation ( c )	$48,599	191	51,064	263

Average common shares outstanding	192,851	765	196,160	1,016
Increase due to assumed issuance of shares related to common equivalent shares outstanding	305		86

Average common and common equivalent shares outstanding ( d )	193,156	765	196,246	1,016

Average common and common equivalent shares and participating securities	193,921		197,262

Diluted Earnings per share ( c )/( d )	$0.25	0.25	0.26	0.26

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TSYS Announces First Quarter 2011 Earnings

TSYS
Segment Breakdown
(unaudited)
(in thousands)

	Three Months Ended March 31,
			Change
	2011	2010	$	%

Revenues before reimbursable items
North America Services	$194,590	215,309	(20,719)	(9.6)%
International Services	87,419	76,281	11,138	14.6%
Merchant Services	86,519	56,773	29,746	52.4%
Intersegment revenues	(5,885)	(5,702)	(183)	3.2%

Revenues before reimbursable items from external customers	$362,643	342,661	19,982	5.8%

Total revenues
North America Services	$230,559	254,228	(23,669)	(9.3)%
International Services	90,710	79,392	11,318	14.3%
Merchant Services	115,756	87,318	28,438	32.6%
Intersegment revenues	(7,595)	(7,474)	(121)	1.6%

Revenues from external customers	$429,430	413,464	15,966	3.9%

Depreciation and amortization
North America Services	$19,467	20,403	(936)	(4.6)%
International Services	11,708	8,595	3,113	36.2%
Merchant Services	9,146	8,537	609	7.1%
Corporate Admin	747	981	(234)	(23.9)%

Total depreciation and amortization	$41,068	38,516	2,552	6.6%

Segment operating income
North America Services	$55,200	69,788	(14,588)	(20.9)%
International Services	11,024	11,283	(259)	(2.3)%
Merchant Services	26,923	17,856	9,067	50.8%
Corporate Admin	(20,119)	(19,215)	(904)	4.7%

Operating income	$73,028	79,712	(6,684)	(8.4)%

Other:
Reimbursable items:
North America Services	$35,969	38,918	(2,949)	(7.6)%
International Services	3,291	3,111	180	5.8%
Merchant Services	29,237	30,546	(1,309)	(4.3)%
Intersegment revenues	(1,709)	(1,772)	63	(3.6)%

Reimbursable items	$66,788	70,803	(4,015)	(5.7)%

Volumes:
FTEs (continuing operations)
North America Services	4,299	4,519	(220)	(4.9)%
International Services	2,118	1,895	223	11.8%
Merchant Services	1,134	673	461	68.5%
Corporate Admin	373	311	62	19.9%

FTEs	7,924	7,398	526	7.1%

	At		Change
Total assets (in thousands)	3/31/2011	12/31/2010	$	%

North America Services	1,580,240	1,632,882	(52,642)	(3.2)%
International Services	427,518	408,880	18,638	4.6%
Merchant Services	444,219	460,750	(16,531)	(3.6)%
Intersegment assets	(666,952)	(550,251)	(116,701)	21.2%

Total assets	1,785,025	1,952,261	(167,236)	(8.6)%

	Three Months Ended March 31,
			Change
	2011	2010	Inc(Dec)%
North America Segment:
Accounts on File (AOF) (in millions)	309.6	283.1	26.5	9.3%
Transactions (in millions)	1,626.8	1,458.2	168.6	11.6%

International Segment:
AOF (in millions)	47.2	40.2	6.9	17.3%
Transactions (in millions)	326.0	281.3	44.7	15.9%

Merchant Segment:
Point-of-sale Transactions (in millions)	1,205.7	1,314.3	(108.6)	(8.3)%
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TSYS Announces First Quarter 2011 Earnings

TSYS
Balance Sheet
(in thousands)

	Mar 31, 2011	Dec 31, 2010
	(unaudited)	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$252,488	394,795
Restricted cash	92	434
Accounts receivable, net	236,952	238,283
Deferred income tax assets	9,552	11,090
Prepaid expenses and other current assets	72,927	77,211

Total current assets	572,011	721,813
Property and equipment, net	297,463	300,102
Computer software, net	236,587	246,424
Contract acquisition costs, net	167,534	166,251
Goodwill	321,990	320,399
Equity investments, net	80,379	77,127
Other intangible assets, net	77,316	83,118
Other assets	31,745	37,027

Total assets	$1,785,025	1,952,261

Liabilities
Current liabilities:
Current portion of notes payable	$38,478	39,557
Accrued salaries and employee benefits	14,091	27,414
Accounts payable	32,069	36,068
Current portion of obligations under capital leases	12,898	13,191
Other current liabilities	120,880	111,040

Total current liabilities	218,416	227,270
Notes payable, excluding current portion	191,409	194,703
Deferred income tax liabilities	44,773	42,547
Obligations under capital leases, excluding current portion	27,705	30,573
Other long-term liabilities	57,305	53,363

Total liabilities	539,608	548,456

Redeemable noncontrolling interest	—	146,000

Equity
Shareholders’ equity:
Common stock	20,140	20,133
Additional paid-in capital	95,346	119,722
Accumulated other comprehensive income, net	7,405	(2,585)
Treasury stock	(149,430)	(115,449)
Retained earnings	1,254,554	1,219,303

Total shareholders’ equity	1,228,015	1,241,124

Noncontrolling interests in consolidated subsidiaries	17,402	16,681

Total equity	1,245,417	1,257,805

Total liabilities and equity	$1,785,025	1,952,261

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TSYS Announces First Quarter 2011 Earnings

TSYS
Cash Flow
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$49,412	51,819
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of equity investments	(2,270)	(893)
Dividends received from equity investments	13	—
Net loss (gain) on currency translation adjustments	352	(247)
Depreciation and amortization	41,068	38,564
Amortization of debt issuance costs	26	38
Share-based compensation	4,332	2,913
Excess tax benefit from share-based payment arrangements	(103)	(111)
Asset impairments	773	—
Provisions for (recoveries of) bad debt expense and billing adjustments	204	(658)
Charges for transaction processing provisions	1,296	849
Deferred income tax benefit	5,827	3,665
(Gain) loss on disposal of equipment, net	(1,497)	30
Changes in operating assets and liabilities:
Accounts receivable	2,971	9,874
Prepaid expenses, other current assets and other long-term assets	12,093	2,892
Accounts payable	(4,635)	8,319
Accrued salaries and employee benefits	(13,800)	(32,707)
Other current liabilities and other long-term liabilities	6,109	49,188

Net cash provided by operating activities	102,171	133,535

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(5,960)	(9,170)
Additions to licensed computer software from vendors	(1,280)	(3,769)
Additions to internally developed computer software	(4,478)	(5,760)
Proceeds from sale of tradename	4,500	—
Additions to contract acquisition costs	(7,202)	(9,914)

Net cash used in investing activities	(14,420)	(28,613)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt borrowings and capital lease obligations	(8,551)	(3,731)
Proceeds from exercise of stock options	1,119	109
Excess tax benefit from share-based payment arrangements	103	111
Repurchase of common stock	(35,700)	(1,075)
Purchase of noncontrolling interests	(174,050)	—
Dividends paid on common stock	(13,556)	(13,797)

Net cash used in financing activities	(230,635)	(18,383)

CASH AND CASH EQUIVALENTS:
Effect of exchange rate changes on cash and cash equivalents	577	(2,007)

Net increase (decrease) in cash and cash equivalents	(142,307)	84,532
Cash and cash equivalents at beginning of period	394,795	449,955

Cash and cash equivalents at end of period	$252,488	534,487

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TSYS Announces First Quarter 2011 Earnings

Supplemental Information:

	Accounts on File at March 31,
					Percent
(in millions)	2011	%	2010	%	Change

Consumer	183.4	51.4%	182.2	56.3%	0.6%
Stored Value	62.3	17.5	40.9	12.7	52.3
Commercial	51.1	14.3	44.1	13.6	16.0
Government services	29.0	8.1	26.3	8.1	10.1
Other	30.9	8.7	29.8	9.3	3.9

	356.7	100.0%	323.3	100.0%	10.3%

Growth in Accounts on File (in millions):

	March 2010 to	March 2009 to
	March 2011	March 2010
Beginning balance	323.3	340.4
Change in accounts on file due to:
Internal growth of existing clients	23.1	24.4
New clients	32.4	29.1
Purges/Sales	(18.4)	(43.4)
Deconversions	(3.7)	(27.2)

Ending balance	356.7	323.3

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TSYS Announces First Quarter 2011 Earnings

Reconciliation of GAAP to Non-GAAP
Non-GAAP Measures
The schedule below provides a reconciliation of revenues and operating results on a constant currency basis to reported revenues and operating income. This non-GAAP measure presents year-to-date 2011 financial results using the previous year’s foreign currency exchange rates. On a year-to-date constant currency basis, TSYS’ total revenues grew 3.0% as compared to a reported GAAP increase of 3.9%, and operating income decreased 9.4% versus a GAAP-reported decrease of 8.4%. The schedule below also provides a reconciliation of revenues and basic EPS excluding revenues from termination fees.
The non-GAAP financial measures of constant currency and revenues and basic EPS excluding revenues from termination fees, with respect to year to date revenues and basic EPS presented by TSYS, are utilized by management to better understand and assess TSYS’ operating results and financial performance. TSYS also uses the non-GAAP financial measures to evaluate and assess TSYS’ financial performance against budget, as well as to evaluate financial performance for executive and management compensation purposes.
TSYS believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, TSYS includes non-GAAP financial measures when reporting its financial results to shareholders and investors in order to provide them with an additional tool to evaluate TSYS’ ongoing business operations. TSYS believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of TSYS’ current and ongoing business operations.
Although non-GAAP financial measures are often used to measure TSYS’ operating results and assess its financial performance, they are not necessarily comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
TSYS believes that its use of non-GAAP financial measures provides investors with the same key financial performance indicators that are utilized by management to assess TSYS’ operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see TSYS as viewed by management, to assess TSYS with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. TSYS believes that the presentation of GAAP financial measures alone would not provide its shareholders and potential investors with the ability to appropriately analyze its ongoing operational results, and therefore expected future results. TSYS therefore believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.
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TSYS Announces First Quarter 2011 Earnings

Reconciliation of GAAP to Non-GAAP
Constant Currency Comparison
(unaudited)
(in thousands)

	Three Months Ended March 31,
			Percent
	2011	2010	Change

Consolidated
Constant currency (1)	$425,994	413,464	3.0%
Foreign currency (2)	3,436	—	0.9

Total revenues	$429,430	413,464	3.9%

Constant currency (1)	$72,236	79,712	(9.4)%
Foreign currency (2)	792	—	1.0

Operating income	$73,028	79,712	(8.4)%

(1)	Reflects current period results on a non-GAAP basis as if foreign currency rates did not change from the comparable prior year period.

(2)	Reflects the impact of calculated changes in foreign currency rates from the comparable period.
Revenue and BASIC EPS Excluding Termination Fees
(unaudited)
(in thousands except per share data)

	Three Months Ended March 31,
			Percent
	2011	2010	Change

Consolidated
Total Revenues	$429,430	413,464	3.9%
Less:
Termination Fees	—	23,139

Total revenues excluding termination fees	$429,430	390,325	10.0%

Income from continuing operations, net of tax, available to TSYS common shareholders	$48,790	51,755	(5.7)%
Less:
Termination Fees, net of tax	—	14,987

Income from continuing operations, net of tax, available to TSYS common shareholders, excluding termination fees	$48,790	36,768	32.7%

Average common shares and participating securities	193,616	197,176

BASIC EPS — Income from continuing operations, net of tax, available to TSYS common shareholders	$0.25	0.26	(4.0)%
Less:
Termination Fees, net of tax	—	0.08

BASIC EPS — Income from continuing operations, net of tax, excuding termination fees available to TSYS common shareholders	$0.25	0.19	35.1%

Note: Earnings per share may not foot due to rounding.
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